Filed Pursuant to Rule 424(b)(5)
Registration No. 333-263198

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 10, 2022)

Up to $75,000,000

Ordinary shares

We have entered into a sales agreement, with SVB Securities LLC, or SVB Leerink, dated March 1, 2022 (the “Sales Agreement”), relating to the sale of our ordinary shares offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell our ordinary shares, nominal value €0.12 per share, having an aggregate offering price of up to $75,000,000 from time to time through SVB Leerink, acting as our agent.

Sales of our ordinary shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Global Select Market, or Nasdaq, the existing trading market for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, and/or any other method permitted by law. SVB Leerink is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

SVB Leerink will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-18 for additional information regarding the compensation to be paid to SVB Leerink.

In connection with the sale of the ordinary shares on our behalf, SVB Leerink may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of SVB Leerink may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to SVB Leerink with respect to certain liabilities, including liabilities under the Securities Act.

Our ordinary shares trade on The Nasdaq Global Select Market, or Nasdaq, under the trading symbol “PHVS.” On March 10, 2022, the last sale price of our ordinary shares as reported on Nasdaq was $17.00 per share.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. Securities and Exchange Commission and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. Please see “Pharvaris N.V.—Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer” in the accompanying prospectus.

Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

SVB Leerink

The date of this prospectus supplement is March 15, 2022.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements incorporated by reference herein were prepared in accordance with generally accepted accounting principles in the United States. We present our consolidated financial statements in euros and in accordance with IFRS as issued by the IASB. We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless otherwise indicated, all references in this prospectus supplement to “€,” “euro,” “EUR” or “cents” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended. All references to “$,” “US$” or “U.S. dollars” are to the lawful currency of the United States.

Solely for the convenience of the reader, certain euro amounts herein have been translated into U.S. dollars at the rate of €1.00 to $1.1827, the average exchange rate quoted as of December 31, 2021 by the European Central Bank for the year 2021. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or any other exchange rate as at that or any other date.

TRADEMARKS

All trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus describes more general information, some of which may not apply to this offering. Under this shelf registration process, we may from time to time sell our ordinary shares under a prospectus supplement at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the ordinary shares that we are offering, we urge you to carefully read both this prospectus supplement and the accompanying prospectus together with all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement and any related free writing prospectus filed by us with the SEC. We have not, and SVB Leerink has not, authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “Pharvaris N.V.,” “Pharvaris,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Pharvaris N.V.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the financial statements and other documents incorporated by reference in this prospectus supplement contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:

•	the expected timing, progress or success of our clinical development programs, especially for PHVS416 and PHVS719, which are in early-stage clinical trials;

•	risks associated with the COVID-19 pandemic, which may adversely impact our business, preclinical studies and clinical trials, the timing of regulatory approvals and the value of our ordinary shares;

•	the timing, costs and other limitations involved in obtaining regulatory approval for our product candidates PHVS416 and PHVS719 or any other product candidate that we may develop in the future;

•	our ability to market, commercialize and achieve market acceptance for our product candidates PHVS416 and PHVS719 or any of our other product candidates that we may develop in the future, if approved;

•	our ability to establish commercial capabilities or enter into agreements with third parties to market, sell and distribute our product candidates;

•	our dependence on third parties to perform critical activities related to the research, development and manufacturing of our product candidates;

•	disruptions at the FDA and other government agencies;

•	the expense, time and uncertainty involved in the development and consistent manufacturing and supply of our product candidates, some or all of which may never reach the regulatory approval stage;

•	our ability to raise capital when needed and on acceptable terms;

•	our ability to enter into any new licensing agreements or to maintain any licensing agreements with respect to our product candidates;

•	our reliance on collaboration partners and licensees, whose actions we cannot control;

•	the willingness of private insurers and other payors to provide reimbursement for our products;

•	regulatory developments in the United States, the European Union and other jurisdictions;

•	the outcome and timing of price negotiations with governmental authorities;

•	our ability to compete in the pharmaceutical industry and with competitive generic products;

•	our ability to protect our intellectual property and know-how and operate our business without infringing the intellectual property rights or regulatory exclusivity of others;

•	side effects or adverse events associated with the use of our product candidates;

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•	our ability to defend against costly and damaging liability claims resulting from the testing of our product candidates in the clinic or, if, approved, any commercial sales;

•	a loss of any of our key personnel;

•	our estimates of market sizes and anticipated uses of our product candidates;

•	our estimates of future performance;

•	our estimates regarding anticipated operating losses, future revenues, expenses, capital requirements and our needs for additional financing;

•	our ability to comply with existing or future laws and regulations in a cost-efficient manner;

•	our ability to manage negative consequences from changes in applicable laws and regulations, including tax laws;

•	our ability to successfully remediate the material weaknesses in our internal control over financial reporting and to maintain an effective system of internal control over financial reporting;

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act or a foreign private issuer;

•	changes in general market, political and economic conditions, including as a result of the current conflict between Russia and Ukraine;

•	the length and severity of the COVID-19 outbreak and its impact on our business, including our supply chain, clinical trials and operations; and

•	other risk factors discussed herein under “Risk Factors” or incorporated herein by reference.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations, cash flows or financial condition. Additionally, some of the risks and uncertainties identified above may be amplified by the COVID-19 pandemic. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement carefully, especially the risks related to this offering discussed under “Risk Factors” beginning on page S-3 of this prospectus supplement, along with the other risk factors, our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement.

Pharvaris N.V.

Our Business

We are a clinical-stage biopharmaceutical company focused on the development and commercialization of innovative therapies for rare diseases with significant unmet need, initially focused on angioedema and other bradykinin-mediated diseases. Our first molecule, PHA121, is a novel, small molecule bradykinin B2-receptor antagonist for the treatment of hereditary angioedema, or HAE. Bradykinin-B2-receptor inhibition is a clinically validated mechanism for the treatment of HAE, as demonstrated by icatibant, which is a bradykinin B2-receptor antagonist approved in Europe in 2008 and in the United States in 2011 (as FIRAZYR). We designed PHA121 to improve upon the therapeutic profile of existing therapies and, through oral delivery, to provide patients with quality of life and convenience that is superior to current standard-of-care HAE treatments, which are injectables. We believe PHA121 has the potential to provide a safe, effective and convenient option for both acute and prophylactic treatments of HAE, in the form of our PHVS416 on-demand rapid exposure product candidate, and for prophylaxis of HAE, in the form of our PHVS719 small daily dose extended-release product candidate. We believe that our product candidates may address a broader range of angioedema attacks than other available treatments since PHA121 blocks the actual signal that leads to angioedema (the interaction of bradykinin, or BK, with the bradykinin B2 receptor), rather than an upstream signal. By blocking the action of bradykinin, we can prevent its aberrant signaling regardless of the pathway that generates it. In our completed Phase 1 trials to-date, we have observed that PHA121 was orally bioavailable and well tolerated at all doses studied, with approximately dose-proportional exposure. We also have successfully demonstrated proof-of-mechanism through a clinical pharmacodynamics, or PD, assessment with the bradykinin challenge, which had been utilized as a validated surrogate assessment for dose selection in the icatibant development program. The data also allowed us to compare the projected therapeutic performance of PHA121 with that of icatibant, but we do not yet have data from the PHA121 Phase 2 study. We plan to efficiently progress PHA121 through clinical development for on-demand and prophylactic use with our on-demand product candidate, PHVS416, and extended release product candidate, PHVS719, respectively. We commenced our RAPIDe-1 Phase 2 clinical trial of PHVS416 in February 2021 and expect to have Phase 2 data for the acute treatment of patients with HAE attacks in the fourth quarter of 2022. We also commenced a Phase 2 clinical trial for prophylaxis in 2021 using twice-daily dosing of the PHVS416 soft capsules. Our primary objective with this trial is to assess the safety profile of PHVS416 dose regimens for prophylactic treatments in HAE patients. We also initiated a Phase 1 clinical trial with PHVS719 in 2021 to assess pharmacokinetics of the extended-release formulation.

Corporate Information

The offices of Pharvaris N.V. are located at J.H. Oortweg 21, 2333 CH Leiden, The Netherlands. Our telephone number is +31 (0)71 203 6410. Investors should contact us for any inquiries at the address and telephone number of our principal executive office. Our principal website is www.pharvaris.com. The information contained on our website is not a part of this prospectus supplement.

THE OFFERING

Ordinary shares offered by us	Ordinary shares having an aggregate offering price of up to $75,000,000.

Manner of Offering	“At the market” offering that may be made from time to time through our sales agent, SVB Leerink. See “Plan of Distribution.”

Use of Proceeds	We anticipate that we will use our existing liquidity and the net proceeds of this offering primarily to fund research and development and product discovery expenses for our clinical and preclinical research and development activities and for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F, for a discussion of factors to consider carefully before deciding to purchase our ordinary shares.

The Nasdaq Global Select Market Symbol	“PHVS.”

RISK FACTORS

You should carefully consider the risks and uncertainties described below, as well as those risks and uncertainties identified in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F, before making an investment in our ordinary shares. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our ordinary shares could decline and you could lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

Risks Related to this Offering

Future sales, or the possibility of future sales, of a substantial number of our ordinary shares could adversely affect the price of the shares and dilute shareholders.

Future sales of a substantial number of our ordinary shares, or the perception that such sales will occur, could cause a decline in the market price of our ordinary shares. Pursuant to the at-the-market program, and potentially other offerings, we plan to continue to raise money to fund our operations through the issuance of our equity securities. If our existing shareholders sell substantial amounts of ordinary shares in the public market, or the market perceives that such sales may occur, the market price of our ordinary shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected. In addition, we have registered on a Form S-8 registration statement all ordinary shares that we may issue under our equity compensation plans. As a result, these shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates.

If we sell ordinary shares, convertible securities or other equity securities, existing shareholders may be diluted by such sales, and in certain cases new investors could gain rights superior to our existing shareholders. Any sales of our ordinary shares, or the perception that such sales could occur, could have a negative impact on the trading price of our shares.

If you purchase ordinary shares in this offering, you will suffer immediate dilution of your investment.

The public offering price of our ordinary shares may exceed the as adjusted net tangible book value per ordinary share. Therefore, if you purchase ordinary shares in this offering, you may pay a price per ordinary share that substantially exceeds our as adjusted net tangible book value per ordinary share after this offering. To the extent outstanding options or warrants are exercised, you will incur further dilution.

Assuming that an aggregate of 4,411,765 of our ordinary shares are sold at a price of $17.00 per share pursuant to this prospectus supplement, which was the last reported sale price of our ordinary shares on Nasdaq on March 10, 2022, for aggregate gross proceeds of $75,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $8.28 per ordinary share, representing the difference between our as adjusted net tangible book value per ordinary share as of September 30, 2021, after giving effect to this offering and the assumed offering price.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

Under the United States Internal Revenue Code of 1986, as amended, or the Code, we will be a PFIC for any taxable year in which, after the application of certain look-through rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consists of assets that produce, or are held for the production of, “passive income.” Passive income generally includes dividends, interest, certain non-active rents and royalties, and capital gains. Based on the nature of our business, our financial statements, our expectations about the nature and amount of our income, assets and activities and the expected price of our ordinary shares in this offering, we do not believe we were a PFIC in 2021 and we do not expect to be a PFIC for our current taxable year or in the foreseeable future. In addition, we may, directly or indirectly, hold equity interests in other PFICs. Whether we or any of our subsidiaries will be a PFIC in 2022 or any future year is a factual determination that must be made annually at the close of each taxable year, and, thus, is subject to significant uncertainty; because a determination of whether a company is a PFIC must be made annually after the end of each taxable year and will depend on the composition of our income and assets and the market value of our assets from time to time, we cannot assure you that we will not be a PFIC for the current or any future taxable year. Accordingly, there can be no assurance that we will not be a PFIC in 2022 or any future taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder (as defined in “Material United States and Dutch Income Tax Considerations—Material U.S. Federal Income Tax Considerations to U.S. Holders”) holds our ordinary shares, we generally would continue to be treated as a PFIC with respect to that U.S. investor for all succeeding years during which the U.S. Holder holds our ordinary shares even if we ceased to meet the threshold requirements for PFIC status, unless certain exceptions apply. Such a U.S. Holder may be subject to adverse U.S. federal income tax consequences, including (i) the treatment of all or a portion of any gain on disposition as ordinary income, (ii) the application of a deferred interest charge on such gain and the receipt of certain dividends and (iii) compliance with certain reporting requirements. There is no assurance that we will provide information that will enable investors to make a qualified electing fund election, also known as a QEF Election, which could mitigate the adverse U.S. federal income tax consequences should we be classified as a PFIC.

For further discussion, see “Material United States and Dutch Tax Considerations—Material U.S. Federal Income Tax Considerations to U.S. Holders.”

The ordinary shares offered in this offering will be sold in “at the market offerings.” Investors who purchase our ordinary shares in this offering at different times will likely pay different prices.

Investors who purchase our ordinary shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of ordinary shares sold, and subject to certain limitations in the sales agreement, there is no minimum or maximum sales price. Investors may experience a decline in the value of their ordinary shares and dilution as a result of sales made at prices lower than the prices they paid.

We have broad discretion in the use of the net proceeds from this offering, and we may not use them effectively.

We currently intend to use the net proceeds from this offering as described in “Use of Proceeds.” However, our board of directors and our management retain broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply these funds effectively could result in financial losses, which could have a material adverse effect on our business, results of operations, financial condition and prospects.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to SVB Leerink at any time throughout the term of the Sales Agreement. The number of ordinary shares that are sold through SVB Leerink after delivering a placement notice will fluctuate based on a number of factors, including the market price of our ordinary shares during the sales period, any limits we may set with SVB Leerink in any applicable placement notice and the demand for our ordinary shares. Because the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the sales agreement.

USE OF PROCEEDS

We may issue and sell our ordinary shares from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

As of December 31, 2021, we had cash and cash equivalents of €209.4 million. We anticipate that we will use our existing liquidity and the net proceeds of this offering primarily to fund research and development and product discovery expenses for our clinical and preclinical research and development activities and for working capital and general corporate purposes.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. We cannot predict with certainty all of the particular uses for the net proceeds to be received upon the consummation of this offering or the amounts that we will actually spend on the uses set forth above. For example, we may use a portion of the net proceeds to in-license, acquire or invest in complementary technologies, products or assets. However, we have no current plan, commitments or obligations to do so. There is a risk that our development of our product candidates or any other future clinical development or product discovery program may not result in marketing approval. To the extent that we fail to obtain approval to market our product candidates or any other clinical development or product discovery program in a timely manner and have to continue clinical trials over a longer period of time, our research and development expenses may further increase. The amounts and timing of our actual expenditures and the extent of clinical development may vary significantly depending on numerous factors, including the progress, timing and completion of our development efforts, the status of and results from our ongoing clinical trials or any preclinical studies or other clinical trials we may commence in the future, the time and costs involved in obtaining regulatory approval for our product candidates or any other future clinical development or product discovery program, as well as maintaining our existing collaborations and any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our board of directors (“Board”) will have broad discretion in applying the net proceeds of this offering, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

Based on our current cash and current financial assets, we believe that our existing liquidity will enable us to fund our business through at least the next 18 months. The net proceeds of this offering, if we issue and sell our ordinary shares with maximum aggregate sales proceeds of $75,000,000 as specified in this prospectus supplement, would extend our financial reach, assuming that the plans for our clinical and preclinical activities remain unchanged. We have based these estimates on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

Pending their use, we might plan to invest a portion of the net proceeds from this offering in short- and intermediate-term interest-bearing financial assets and certificates of deposit.

DIVIDEND POLICY

We have never declared or paid any dividends on our ordinary shares. We expect to retain all earnings, if any, generated by our operations for the development and growth of our business and do not anticipate paying any dividends to our shareholders in the foreseeable future. Under Dutch law, we may only pay dividends and other distributions from our reserves to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-in and called-up share capital plus the reserves required to be maintained by Dutch law or our Articles of Association and (if it concerns a distribution of profits) after adoption of our statutory annual accounts by our general meeting from which it appears that such dividend distribution is allowed. Subject to those restrictions, any future determination to pay dividends or other distributions from our reserves will be at the discretion of the Board and will depend upon a number of factors, including our results of operations, earnings, cash flow, financial condition, future prospects, contractual restrictions, capital investment requirements, restrictions imposed by applicable law and other factors considered relevant by the Board.

Under our Articles of Association, if any preferred shares are or have been outstanding, the preferred dividend is first paid out of our profits, if available for distribution, to the holders or former holders, as applicable, of those preferred shares to the extent they are entitled to such distribution under our Articles of Association, which we refer to as our preferred dividend. Thereafter, our Board may decide that all or part of our remaining profits shown in our adopted statutory annual accounts will be added to our reserves. After such reservation of any such profits, any remaining profits will be at the disposal of the general meeting at the proposal of our Board for distribution on our ordinary shares, subject to the applicable restrictions of Dutch law. Our Board is permitted, subject to certain requirements, and applicable restrictions of Dutch law, to declare interim dividends without the approval of the general meeting. Dividends and other distributions shall be made payable no later than the date determined by the Board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price you pay in this offering and the net tangible book value per ordinary share after this offering.

Our net tangible book value as of September 30, 2021 was $254.8 million (€215.4 million), or $7.69 per ordinary share (€6.50 per ordinary share), based on 33,128,593 ordinary shares then outstanding. Net tangible book value per share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by 33,128,593, the total number of our ordinary shares issued and outstanding at September 30, 2021.

After giving effect to the assumed sale by us of our ordinary shares in the aggregate amount of $75 million at an assumed public offering price of $17.00 per share (the last sale price of our ordinary shares on March 10, 2022 as reported on Nasdaq), less the estimated commissions and estimated offering expenses payable by us, our net tangible book value at September 30, 2021 would have been $327.4 million, or $8.72 per ordinary share. This represents an immediate increase in net tangible book value of $1.03 per share to existing shareholders and an immediate dilution of $8.28 per share to investors in this offering. The following table illustrates this per share dilution. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time our ordinary shares are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share	$17.00
Net tangible book value per share as of September 30, 2021	$7.69
Increase per share attributable to new investors purchasing shares in this offering	$1.03
As adjusted net tangible book value per share after giving effect to this offering	$8.72
Dilution per share to new investors	$8.28

The above discussion and table are based on our actual ordinary shares outstanding as of September 30, 2021 and excludes:

•

2.5 million of our ordinary shares issuable upon the exercise of options outstanding as of September 30, 2021, at a weighted-average exercise price of $10.86 per ordinary share (€9.18 per ordinary share);

•	1.9 million ordinary shares covered by additional option awards available for issuance under our equity incentive plan as of September 30, 2021; and

•	0.27 million restricted stock units held by Senior Management and other employees as of September 30, 2021.

To the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our shareholders.

MATERIAL UNITED STATES AND DUTCH TAX CONSIDERATIONS

The information presented under the caption “—Material U.S. Federal Income Tax Considerations to U.S. Holders” below is a discussion of material U.S. federal income tax considerations to a U.S. Holder (as defined below) of owning and disposing of our ordinary shares. The information presented under the caption “—Material Dutch Tax Considerations” is a discussion of material Dutch tax considerations of owning and disposing of our ordinary shares.

You should consult your tax advisor regarding the applicable tax consequences to you of investing in our ordinary shares under the laws of the United States (federal, state and local), the Netherlands, and any other applicable jurisdiction.

Material U.S. Federal Income Tax Considerations to U.S. Holders

The following is a discussion of the material U.S. federal income tax consequences to the U.S. Holders, as defined below, of owning and disposing of our ordinary shares. It does not describe all tax considerations that may be relevant to a particular person’s decision to acquire our ordinary shares. This discussion applies only to a U.S. Holder that purchases our ordinary shares in connection with this offering and holds such ordinary shares as capital assets within the meaning of Section 1221 of the Code for U.S. federal income tax purposes, and this discussion applies only to such ordinary shares. This discussion is general in nature and it does not describe all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including the potential application of the Medicare contribution tax, estate or gift tax consequences, any tax consequences other than U.S. federal income tax consequences, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	corporations that accumulate earnings to avoid U.S. federal income tax, or expatriated entities subject to Section 7874 of the Code;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•

persons holding ordinary shares as part of a hedging transaction, straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the ordinary shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities;

•	“individual retirement accounts,” “Roth IRAs” or other tax-deferred accounts;

•	any persons that acquire ordinary shares directly or indirectly in connection with the performance of services;

•	persons who are subject to Section 451(b) of the Code;

•	persons that own or are deemed to own ten percent or more of our shares (by vote or value);

•	S corporations and any investors therein, regulated investment companies, real estate investment trusts, real estate mortgage investment conduits; or

•	persons holding ordinary shares in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partner and the partnership. Partnerships holding ordinary shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of ordinary shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between the Netherlands and the United States, or the Treaty, all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought, and do not expect to seek, any ruling from the U.S. Internal Revenue Service, or the Service or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Service or a court would agree with our statements and conclusions or that a court would not sustain any challenge by the Service in the event of litigation.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares, who is eligible for the benefits of the Treaty and who is:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if either (1) a court within the U.S. is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY, AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE APPLICATION OF U.S. NON-INCOME TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION, IN LIGHT OF THEIR PARTICULAR SITUATION.

Taxation of Distributions

As discussed above under “Dividend Policy,” we do not expect to make distributions on our ordinary shares in the near future. In the event that we do make distributions of cash or other property, subject to the PFIC rules described below, distributions paid on our ordinary shares will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. If and for so long as our ordinary shares are listed on the Nasdaq or another established securities market in the United States or if and for so long as we are eligible for benefits under the Treaty, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” if we are not treated as a PFIC with respect to the U.S. Holder and were not treated as a PFIC with respect to the U.S. Holder in the preceding taxable year, and if certain other requirements are met. Therefore, subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at rates not in excess of the long-term capital gain rate applicable to such U.S. Holders. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. The amount of a dividend will include any amounts withheld by us in respect of Dutch income taxes. Subject to the PFIC rules described below, the amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the United States Internal Revenue Code.

Subject to the PFIC rules described below, dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, Dutch income taxes withheld from dividends on our ordinary shares at a rate not exceeding the rate provided by the Treaty will be creditable against the U.S. Holder’s U.S. federal income tax liability. Dutch taxes withheld in excess of the rate applicable under the Treaty will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any Dutch income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may deduct foreign taxes, including any Dutch withholding tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Disposition of Ordinary Shares

Subject to the PFIC rules described below, gain or loss realized on the sale or other disposition of ordinary shares will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the ordinary shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to various limitations.

Passive Foreign Investment Company Rules

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income generally includes dividends, interest, rents, certain non-active royalties and capital gains. Based on the nature of our business, our financial statements, our expectations about the nature and amount of our income, assets and activities and the expected price of our ordinary shares in this offering, we do not believe we were a PFIC in 2021 and we do not expect to be a PFIC for our current taxable year or in the foreseeable future. In addition, we may, directly or indirectly, hold equity interests in other PFICs, or Lower-tier PFICs. Whether we or any of our subsidiaries will be a PFIC in 2022 or any future year is a factual determination that must be made annually at the close of each taxable year, and, thus, is subject to significant uncertainty; because among other things (i) a determination of whether a company is a PFIC must be made annually after the end of each taxable year and will depend on the composition of our income and assets and the market value of our assets from time to time and (ii) we will hold a substantial amount of cash following this offering, we cannot assure you that we will not be a PFIC for the current or any future taxable year. Accordingly, there can be no assurance that we will not be a PFIC in 2022 or any future taxable year. If we are a PFIC for any year during which a U.S. Holder holds or is deemed to hold ordinary shares, we generally would continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds or is deemed to hold ordinary shares, even if we ceased to meet the threshold requirements for PFIC status, unless under certain circumstances the U.S. Holder makes a valid deemed sale or deemed dividend election under the applicable Treasury regulations with respect to its ordinary shares.

Under certain attribution rules, assuming we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of any Lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even if the U.S. Holder has not received the proceeds of those distributions or dispositions.

Generally, if we were a PFIC for any taxable year during which a U.S. Holder held or is deemed to have held ordinary shares, gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of such ordinary shares, or an indirect disposition of shares of a Lower-tier PFIC, would be allocated ratably over the U.S. Holder’s holding period for such ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount allocated to that taxable year. Further, to the extent that any distribution received by a U.S. Holder with respect to its ordinary shares (or a distribution by a Lower-tier PFIC to its shareholder that is deemed to be received by a U.S. Holder) exceeds 125% of the average of the annual distributions on the ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above.

A U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its ordinary shares, provided that the ordinary shares are “marketable.” Ordinary shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable Treasury regulations. If a U.S. Holder makes the mark-to-market election, it generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the ordinary shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of ordinary shares, as applicable, in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). A mark-to-market election generally cannot be made for equity interests in any Lower-tier PFIC unless shares of such Lower-tier PFIC are themselves “marketable.” As a result, if a U.S. Holder makes a mark-to-market election with respect to our ordinary shares, the U.S. Holder would nevertheless be subject to the PFIC rules described above with respect to its indirect interest in any Lower-tier PFIC unless the U.S. Holder makes a QEF Election with respect to such Lower-tier PFIC, as discussed below. U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances.

In addition, in order to avoid the application of the foregoing rules, a United States person that owns stock in a PFIC for U.S. federal income tax purposes may make a QEF Election with respect to such PFIC, and each PFIC in which the PFIC holds equity interests, if the PFIC provides the information necessary for such election to be made. In order to make such an election, a United States person would be required to make the QEF Election for each PFIC by attaching a separate properly completed IRS Form 8621 for each PFIC to the United States person’s timely filed U.S. federal income tax return generally for the first taxable year that the entity is treated as a PFIC with respect to the United States person. A U.S. Holder generally may make a separate election to defer payment of taxes on the undistributed income inclusion under the QEF rules, but if deferred, any such taxes are subject to an interest charge. If a United States person makes a QEF Election with respect to a PFIC, the United States person will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and will not be required to include such amounts in income when actually distributed by the PFIC. There is no assurance that we will provide information necessary for U.S. Holders to make QEF Elections. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election will not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its ordinary shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed, if any, on the ordinary shares that is not included in its income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of ordinary shares in an amount equal to the difference between the amount realized and its adjusted tax basis in our ordinary shares. U.S. Holders should note that if they make QEF Elections with respect to us and Lower-tier PFICs, if any, they may be required to pay U.S. federal income tax with respect to their ordinary shares for any taxable year significantly in excess of any cash distributions, if any, received on the ordinary shares, as applicable, for such taxable year. If we determine that any of our subsidiaries is a Lower-tier PFIC for any taxable year, there is no assurance that we will provide information necessary for U.S. Holders to make a QEF Election with respect to such Lower-tier PFIC. U.S. Holders should consult their tax advisers regarding making QEF Elections in their particular circumstances.

In addition, if we were a PFIC or, with respect to a particular U.S. Holder, were treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If a U.S. Holder owns ordinary shares during any year in which we are a PFIC, the U.S. Holder generally must file annual reports, containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to us, generally with the U.S. Holder’s federal income tax return for that year, unless otherwise specified in the instructions with respect to such form.

U.S. Holders should consult their tax advisors concerning our potential PFIC status and the potential application of the PFIC rules. The U.S. federal income tax rules relating to PFICs are very complex. U.S. Holders are strongly urged to consult their tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our ordinary shares, as applicable, the consequences to them of an investment in a PFIC (and any Lower-tier PFICs), any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ordinary shares of a PFIC.

Information Reporting with Respect to Foreign Financial Assets

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information Reporting and Backup Withholding

Certain U.S. Holders who are individuals and certain entities may be required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisers regarding whether or not they are obligated to report information relating to their ownership and disposition of ordinary shares.

Material Dutch Tax Considerations

Scope of Discussion

To the extent this section consists of a statement as to matters of Dutch tax law, this section is the opinion of our Dutch counsel, NautaDutilh N.V., and outlines certain material Dutch tax consequences of the acquisition, holding and disposal of our ordinary shares. It does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of our ordinary shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this section should be treated with corresponding caution.

This section is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Where this section refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT DUTCH TAX ADVICE OR A COMPLETE DESCRIPTION OF ALL DUTCH TAX CONSEQUENCES RELATING TO THE ACQUISITION, HOLDING AND DISPOSAL OF OUR ORDINARY SHARES. HOLDERS OR PROSPECTIVE HOLDERS OF OUR ORDINARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE DUTCH TAX CONSEQUENCES RELATING TO THE ACQUISITION, HOLDING AND DISPOSAL OF THE ORDINARY SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Please note that this section does not describe the Dutch tax consequences for:

(i)

a holder of our ordinary shares if such holder has a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of an individual, together with such holder’s partner for Dutch income tax purposes, or any relatives by blood or marriage in the direct line (including foster children), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

(ii)

a holder of our ordinary shares, if the ordinary shares held by such holder qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a holder’s shareholding of 5% or more in a company’s nominal paid-up share capital qualifies as a participation. A holder may also have a participation if such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation or if the company in which the shares are held is a related entity (statutorily defined term);

(iii)

pension funds, investment institutions (fiscale beleggingsinstellingen), exempt investment institutions (vrijgestelde beleggingsinstellingen) (each as defined in the Dutch Corporate Income Tax Act 1969)

and other entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands has agreed to exchange information in line with international standards; and

(iv)

a holder of our ordinary shares if such holder is an individual for whom the ordinary shares or any benefit derived from the ordinary shares are a remuneration or deemed to be a remuneration for (employment) activities performed by such holder or certain individuals related to such holder (as defined in the Dutch Income Tax Act 2001).

Dividend Withholding Tax

General

Dividends distributed by us generally are subject to Dutch dividend withholding tax at a rate of 15%. Generally, we are responsible for the withholding of such dividend withholding tax at source; the Dutch dividend withholding tax is for the account of the holder of our ordinary shares.

The expression “dividends distributed” includes, among other things:

•	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

•

liquidation proceeds, proceeds of redemption of our ordinary shares, or proceeds of the repurchase of ordinary shares (other than as temporary portfolio investment; tijdelijke belegging) by us or one of our subsidiaries or other affiliated entities, in each case to the extent such proceeds exceed the average paid-in capital of those ordinary shares as recognized for purposes of Dutch dividend withholding tax;

•

an amount equal to the par value of our ordinary shares issued or an increase of the par value of ordinary shares, to the extent that it does not appear that a contribution, recognized for purposes of Dutch dividend withholding tax, has been made or will be made; and

•

partial repayment of the paid-in capital, recognized for purposes of Dutch dividend withholding tax, if and to the extent that we have net profits (zuivere winst), unless (i) the general meeting has resolved in advance to make such repayment and (ii) the par value of the ordinary shares concerned has been reduced by an equal amount by way of an amendment of the Articles of Association. The term “net profits” includes anticipated profits that have yet to be realized.

Individuals and corporate legal entities who are resident or deemed to be resident of the Netherlands for Dutch tax purposes, generally are entitled to an exemption of or a credit for any Dutch dividend withholding tax against their Dutch (corporate) income tax liability. The same generally applies to holders of ordinary shares that are neither resident nor deemed to be resident of the Netherlands if the ordinary shares are attributable to a Dutch permanent establishment of such non-resident holder.

A holder of our ordinary shares resident of a country other than the Netherlands may, depending on such holder’s specific circumstances, be entitled to exemptions from, reductions of, or full or partial refunds of, Dutch dividend withholding tax under Dutch national tax legislation, EU law, or treaties for the avoidance of double taxation in effect between the Netherlands and such other country.

Remittance to the Dutch tax authorities

Under certain circumstances, we may not be required to remit all amounts withheld as Dutch dividend withholding tax to the Dutch tax authorities, if we have received a profit distribution from a qualifying foreign subsidiary (as described in the Dutch Dividend Withholding Tax Act 1965; Wet op de dividendbelasting 1965) which distribution (i) is exempt from Dutch corporate income tax and (ii) has been subject to a foreign withholding tax of at least 5%. The amount that does not have to be remitted to the Dutch tax authorities can generally not exceed the lesser of:

•	3% of the dividends distributed by us subject to Dutch dividend withholding tax; and

•

3% of the dividends and profit distributions, before deduction of foreign withholding taxes, received by us from qualifying foreign subsidiaries in the calendar year in which we distribute the dividends (up to the date of the distribution by us) and the two preceding calendar years, as far as such dividends and profit distributions have not yet been taken into account for purposes of establishing the above mentioned reduction.

Although this reduction reduces the amount of Dutch dividend withholding tax that we are required to remit to the Dutch tax authorities, it does not reduce the amount of Dutch dividend withholding tax that we are required to withhold on dividends distributed by us.

Dividend stripping

Pursuant to legislation to counteract “dividend stripping”, a reduction, exemption, credit or refund of Dutch dividend withholding tax is denied if the recipient of the dividend is not the beneficial owner (as described in the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965)). This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention.

Conditional withholding tax on dividends (as of January 1, 2024)

As of January 1, 2024, a Dutch conditional withholding tax will be imposed on dividends distributed by us to entities related (gelieerd) to us (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021), if such related entity:

i.

is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

ii.	has a permanent establishment located in a Listed Jurisdiction to which the ordinary shares are attributable; or

iii.

holds the ordinary shares for the main purpose or one of the main purposes to avoid taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

iv.

is not considered to be the beneficial owner of the ordinary shares in its jurisdiction of residence because such jurisdiction treats another entity as the beneficial owner of the ordinary shares (a hybrid mismatch); or

v.	is not resident in any jurisdiction (also a hybrid mismatch); or

vi.

is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act 1969), if and to the extent (x) there is a participant in the reverse hybrid which is related (gelieerd) to the reverse hybrid, (y) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to the Dutch conditional withholding tax in respect of dividends distributed by us without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021.

The Dutch conditional withholding tax on dividends will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (currently 25.8%). The Dutch conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As such, based on the currently applicable rates, the overall effective tax rate of withholding the regular Dutch dividend withholding tax (as described above) and the Dutch conditional withholding tax on dividends will not exceed the highest corporate income tax rate in effect at the time of the distribution (currently 25.8%).

Taxes on Income and Capital Gains

Dutch Resident Entities

Generally, if the holder of ordinary shares is an entity resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes (a “Dutch Resident Entity”), any income derived or deemed to be derived from the ordinary shares or any capital gains realized on the disposal or deemed disposal of the ordinary shares is subject to Dutch corporate income tax at a rate of 15% with respect to taxable profits up to €395,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2022).

Dutch Resident Individuals

If the holder of our ordinary shares is an individual resident or deemed to be resident of the Netherlands for Dutch income tax purposes (a “Dutch Resident Individual”), any income derived or deemed to be derived from the ordinary shares or any capital gains realized on the disposal or deemed disposal of the ordinary shares is subject to Dutch income tax at the progressive rates (with a maximum of 49.50% in 2022), if:

i.

the ordinary shares are attributable to an enterprise from which the holder of ordinary shares derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

ii.

the holder of ordinary shares is considered to perform activities with respect to the ordinary shares that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the ordinary shares that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

If the above-mentioned conditions (i) and (ii) do not apply to the Dutch Resident Individual, the Dutch Resident Individual’s net investment assets (rendementsgrondslag) for the year will be subject to an annual Dutch income tax on a deemed return (with a maximum of 5.53% in 2022) under the regime for savings and investments (inkomen uit sparen en beleggen), insofar the Dutch Resident Individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the allowable liabilities on January 1 of the relevant calendar year. Our ordinary shares are included as investment assets. For the net investment assets on January 1, 2022, the deemed return ranges from 1.82% up to 5.53% (depending on the aggregate amount of the net investment assets of the Dutch Resident Individual on January 1, 2022). The deemed return will be adjusted annually on the basis of historic market yields.

The deemed return on the Dutch Resident Individual’s net investment assets for the year is taxed at a flat rate of 31% (rate for 2022). Actual income or capital gains realized in respect of the ordinary shares are as such not subject to Dutch income tax.

On December 24, 2021, the Dutch Supreme Court ruled that the Dutch income tax levy on savings and investments, in 2017 and 2018, violated the European Convention on Human Rights. The tax consequences of the Dutch Supreme Court are not immediately clear. The new Dutch Government intends to start calculating the taxation on savings and investments on actual returns realized from savings and investments (instead of on a deemed return) starting in 2025. The Supreme Court ruling could make the Dutch Government move faster on the issue. Prospective investors should carefully consider the tax consequences of this Supreme Court ruling and consult their own tax adviser about their own tax situation.

Non-residents of the Netherlands

A holder of our ordinary shares that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch (corporate) income tax in respect of income derived or deemed to be derived from our ordinary shares or in respect of capital gains realized on the disposal or deemed disposal of the ordinary shares, provided that:

i.

such holder does not have interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the ordinary shares are attributable; and

ii.

in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the ordinary shares that go beyond ordinary asset management and does not derive benefits from the ordinary shares that are taxable as benefits from miscellaneous activities in the Netherlands.

Gift and Inheritance Taxes

Residents of the Netherlands

Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of ordinary shares by way of a gift by, or on the death of, a holder of such ordinary shares who is resident or deemed resident of the Netherlands at the time of the gift or the holder’s death.

Non-residents of the Netherlands

No gift or inheritance taxes will arise in the Netherlands with respect to a transfer of our ordinary shares by way of gift by, or on the death of, a holder of ordinary shares who is neither resident nor deemed to be resident of the Netherlands, unless:

i.

in the case of a gift of our ordinary shares by an individual who at the date of the gift was neither resident nor deemed to be resident of the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of the Netherlands; or

ii.

in the case of a gift of our ordinary shares made under a condition precedent, the holder of ordinary shares is resident or deemed to be resident of the Netherlands at the time the condition is fulfilled; or

iii.	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.

For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident of the Netherlands if such person has been resident in the Netherlands at any time during the ten years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident of the Netherlands if such person has been resident in the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Value Added Tax (VAT)

No Dutch value added tax will be payable by a holder of our ordinary shares in respect of any payment in consideration for the holding or disposal of our ordinary shares.

Other Taxes and Duties

No Dutch registration tax, transfer tax, stamp duty or any other similar documentary tax or duty will be payable by a holder of our ordinary shares in respect of any payment in consideration for the holding or disposal of our ordinary shares.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with SVB Leerink, relating to the sale of our ordinary shares offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our ordinary shares, nominal value €0.12 per share, having an aggregate offering price of up to $75,000,000 from time to time through SVB Leerink, acting as our agent.

Sales of our ordinary shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, and/or any other method permitted by law. If authorized by us in writing, SVB Leerink may purchase our ordinary shares as principal or in block transactions.

SVB Leerink will offer our ordinary shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and SVB Leerink. We will designate the maximum number or amount of ordinary shares to be sold through SVB Leerink on a daily basis or otherwise determine such maximum number or amount together with SVB Leerink. Subject to the terms and conditions of the Sales Agreement, SVB Leerink will use commercially reasonable efforts to sell on our behalf all of the ordinary shares requested to be sold by us. SVB Leerink or we may suspend the offering of our ordinary shares being made through SVB Leerink under the Sales Agreement upon proper notice to the other party. SVB Leerink and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time. The offering of our ordinary shares pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.

SVB Leerink will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold under the Sales Agreement. We have also agreed to reimburse SVB Leerink for outside legal expenses incurred by SVB Leerink in connection with this offering, including SVB Leerink’s counsel fees in an amount up to $75,000 in connection with the filing of this prospectus supplement and up to $15,000 each quarter thereafter. In accordance with FINRA Rule 5510, these reimbursed fees and expenses are deemed sales compensation to SVB Leerink in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding any commissions or expense reimbursement payable to SVB Leerink under the Sales Agreement, will be approximately $150,000.

The remaining sale proceeds, after deducting any commissions and expense reimbursement payable to SVB Leerink and any other transaction fees and expenses payable by us, will equal our net proceeds from the sale of such ordinary shares.

SVB Leerink will provide written confirmation to us before the open on Nasdaq on the day following each day on which our ordinary shares are sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of ordinary shares sold through it as sales agent on that day, the volume-weighted average price of the ordinary shares sold, the percentage of the daily trading volume and the net proceeds to us.

Settlement for sales of ordinary shares will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of ordinary shares sold through SVB Leerink under the Sales Agreement, the net proceeds to us and the compensation payable to SVB Leerink in connection with the sales of ordinary shares during the relevant period.

In connection with the sale of our ordinary shares on our behalf, SVB Leerink may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid SVB Leerink may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to SVB Leerink against certain civil liabilities, including liabilities under the Securities Act. As sales agent, SVB Leerink will not engage in any transactions that stabilize our ordinary shares.

SVB Leerink and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received, and may in the future receive, customary fees.

LEGAL MATTERS

The validity of the ordinary shares and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. Certain matters of U.S. federal and New York State law will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Sidley Austin LLP, San Francisco, California, is counsel to SVB Leerink in connection with this offering.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.pharvaris.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus supplement or incorporated by reference subsequent to the date of this prospectus supplement.

We incorporate by reference the following documents or information that we have filed with the SEC:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2020 filed on April 29, 2021;

•

Our Forms 6-K filed on May 12, 2021, May  26, 2021 (other than exhibit 99.1), July  1, 2021, July  30, 2021 (other than exhibit 99.1), November  10, 2021 (other than exhibit 99.1), December  7, 2021, December 22, 2021 and January 10, 2022; and

•

The description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on February  4, 2021, as updated by the description of our ordinary shares filed as Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2020.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement.

Documents incorporated by reference in this prospectus supplement are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing at J.H. Oortweg 21, 2333 CH Leiden, The Netherlands or via telephone at +31 (0)71 203 6410.

PROSPECTUS

Ordinary shares, Debt Securities, Warrants, Purchase Contracts and Units

Pharvaris N.V.

(incorporated in the Netherlands)

We may offer, from time to time, in one or more offerings, ordinary shares, senior debt securities, subordinated debt securities, warrants, purchase contracts or units, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $350,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 33 of this prospectus.

YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.

Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol “PHVS.” On March 10, 2022, the last sale price of our ordinary shares as reported by The Nasdaq Global Select Market was $17.00 per ordinary share.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. Securities and Exchange Commission and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. Please see “Pharvaris N.V.—Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus. In addition, please review any additional risk factors in the accompanying prospectus supplement, any free writing prospectus and any documents we incorporate by reference.

The date of this prospectus is March 10, 2022.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus and any related prospectus supplement we provide to you. We have not authorized anyone to provide you with different or additional information. We are not making an offer of securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless otherwise noted or the context otherwise requires, references in this prospectus to “Pharvaris” “the Company,” “our company,” “we,” “us” or “our” refer to Pharvaris N.V. and its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell up to $350,000,000 in any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering, including amounts, prices and terms of the securities being offered. The prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement and/or free writing prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement or free writing prospectus.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

You should read this prospectus, any prospectus supplement and free writing prospectus together with the additional information described herein under the heading “Where You Can Find More Information and “Incorporation of Certain Information by Reference.” We have not authorized any person to provide you with different information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or free writing prospectus or any documents we incorporate by reference in this prospectus, any prospectus supplement and free writing prospectus is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not assume that the information contained in this prospectus is accurate as of any other date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following location of the SEC: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our managing directors and supervisory directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:

•	the expected timing, progress or success of our clinical development programs, especially for PHVS416 and PHVS719, which are in early-stage clinical trials;

•	risks associated with the COVID-19 pandemic, which may adversely impact our business, preclinical studies and clinical trials, the timing of regulatory approvals and the value of our ordinary shares;

•	the timing, costs and other limitations involved in obtaining regulatory approval for our product candidates PHVS416 and PHVS719 or any other product candidate that we may develop in the future;

•	our ability to market, commercialize and achieve market acceptance for our product candidates PHVS416 and PHVS719 or any of our other product candidates that we may develop in the future, if approved;

•	our ability to establish commercial capabilities or enter into agreements with third parties to market, sell and distribute our product candidates;

•	our dependence on third parties to perform critical activities related to the research, development and manufacturing of our product candidates;

•	disruptions at the FDA and other government agencies;

•	the expense, time and uncertainty involved in the development and consistent manufacturing and supply of our product candidates, some or all of which may never reach the regulatory approval stage;

•	our ability to raise capital when needed and on acceptable terms;

•	our ability to enter into any new licensing agreements or to maintain any licensing agreements with respect to our product candidates;

•	our reliance on collaboration partners and licensees, whose actions we cannot control;

•	the willingness of private insurers and other payors to provide reimbursement for our products;

•	regulatory developments in the United States, the European Union and other jurisdictions;

•	the outcome and timing of price negotiations with governmental authorities;

•	our ability to compete in the pharmaceutical industry and with competitive generic products;

•	our ability to protect our intellectual property and know-how and operate our business without infringing the intellectual property rights or regulatory exclusivity of others;

•	side effects or adverse events associated with the use of our product candidates;

•	our ability to defend against costly and damaging liability claims resulting from the testing of our product candidates in the clinic or, if, approved, any commercial sales;

•	a loss of any of our key personnel;

•	our estimates of market sizes and anticipated uses of our product candidates;

•	our estimates of future performance;

•	our estimates regarding anticipated operating losses, future revenues, expenses, capital requirements and our needs for additional financing;

•	our ability to comply with existing or future laws and regulations in a cost-efficient manner;

•	our ability to manage negative consequences from changes in applicable laws and regulations, including tax laws;

•	our ability to successfully remediate the material weaknesses in our internal control over financial reporting and to maintain an effective system of internal control over financial reporting;

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act or a foreign private issuer;

•	changes in general market, political and economic conditions, including as a result of the current conflict between Russia and Ukraine;

•	the length and severity of the COVID-19 outbreak and its impact on our business, including our supply chain, clinical trials and operations; and

•	other risk factors discussed herein under “Risk Factors” or incorporated herein by reference.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations, cash flows or financial condition. Additionally, some of the risks and uncertainties identified above may be amplified by the COVID-19 pandemic. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

PHARVARIS N.V.

Our Business

We are a clinical-stage biopharmaceutical company focused on the development and commercialization of innovative therapies for rare diseases with significant unmet need, initially focused on angioedema and other bradykinin-mediated diseases. Our first molecule, PHA121, is a novel, small molecule bradykinin B2-receptor antagonist for the treatment of hereditary angioedema, or HAE. Bradykinin-B2-receptor inhibition is a clinically validated mechanism for the treatment of HAE, as demonstrated by icatibant, which is a bradykinin B2-receptor antagonist approved in Europe in 2008 and in the United States in 2011 (as FIRAZYR). We designed PHA121 to improve upon the therapeutic profile of existing therapies and, through oral delivery, to provide patients with quality of life and convenience that is superior to current standard-of-care HAE treatments, which are injectables. We believe PHA121 has the potential to provide a safe, effective and convenient option for both acute and prophylactic treatments of HAE, in the form of our PHVS416 on-demand rapid exposure product candidate, and for prophylaxis of HAE, in the form of our PHVS719 small daily dose extended-release product candidate. We believe that our product candidates may address a broader range of angioedema attacks than other available treatments since PHA121 blocks the actual signal that leads to angioedema (the interaction of bradykinin, or BK, with the bradykinin B2 receptor), rather than an upstream signal. By blocking the action of bradykinin, we can prevent its aberrant signaling regardless of the pathway that generates it. In our completed Phase 1 trials to-date, we have observed that PHA121 was orally bioavailable and well tolerated at all doses studied, with approximately dose-proportional exposure. We also have successfully demonstrated proof-of-mechanism through a clinical pharmacodynamics, or PD, assessment with the bradykinin challenge, which had been utilized as a validated surrogate assessment for dose selection in the icatibant development program. The data also allowed us to compare the projected therapeutic performance of PHA121 with that of icatibant, but we do not yet have data from the PHA121 Phase 2 study. We plan to efficiently progress PHA121 through clinical development for on-demand and prophylactic use with our on-demand product candidate, PHVS416, and extended release product candidate, PHVS719, respectively. We commenced our RAPIDe-1 Phase 2 clinical trial of PHVS416 in February 2021 and expect to have Phase 2 data for the acute treatment of patients with HAE attacks in the fourth quarter of 2022. We also commenced a Phase 2 clinical trial for prophylaxis in 2021 using twice-daily dosing of the PHVS416 soft capsules. Our primary objective with this trial is to assess the safety profile of PHVS416 dose regimens for prophylactic treatments in HAE patients. We also initiated a Phase 1 clinical trial with PHVS719 in 2021 to assess pharmacokinetics of the extended-release formulation.

Corporate Information

The offices of Pharvaris N.V. are located at J.H. Oortweg 21, 2333 CH Leiden, The Netherlands. Our telephone number is +31 (0)71 203 6410. Investors should contact us for any inquiries at the address and telephone number of our principal executive office. Our principal website is www.pharvaris.com. The information contained on our website is not a part of this prospectus.

Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act.

We may take advantage of these provisions until such time that we cease to qualify as an emerging growth company. We would cease to qualify as an emerging growth company upon the earliest of: (i) the last day of the fiscal year (A) in which we had more than $1.07 billion in annual revenue, (B) we are deemed to be a “large accelerated filer” under the rules of the SEC, or (C) following the fifth anniversary of the date of the completion of our initial public offering (ii) the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced reporting requirements. To the extent that we take advantage of these reduced reporting requirements, the information that we provide shareholders may be different than the information you might obtain from other public companies in which you hold equity interests.

We also report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as (i) more than 50% of our outstanding voting securities are held by U.S. residents and (ii) any of the following three circumstances applies: (A) the majority of our executive officers or directors are U.S. citizens or residents, (B) more than 50% of our assets are located in the United States or (C) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.

RISK FACTORS

Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports on Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment in our securities in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

General

Our legal and commercial name is Pharvaris N.V. In connection with our initial public offering in the first quarter of 2021, we converted the legal form of our company under Dutch law from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public company with limited liability (naamloze vennootschap) and changed our name from Pharvaris B.V. to Pharvaris N.V. Pharvaris B.V. was founded on September 30, 2015 in Leiden, The Netherlands.

We are registered with the Chamber of Commerce (handelsregister van de Kamer van Koophandel) under number 64239411. Our corporate seat is in Leiden, the Netherlands, and our registered office is also in Leiden, the Netherlands.

Our authorized share capital is €14,100,000, divided into 58,750,000 ordinary shares, each with a nominal value of €0.12, and 58,750,000 preferred shares, each with a nominal value of €0.12. Our issued share capital was €3,978,225.72 as of December 31, 2021.

Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our Articles of Association. An amendment of our Articles of Association would require a resolution of the general meeting of shareholders upon proposal by our board of directors (the “Board”).

Initial settlement of any ordinary shares to be issued pursuant to this prospectus will take place through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning ordinary shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the ordinary shares.

Stock Exchange Listing

Our ordinary shares are listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “PHVS”.

Articles of Association and Dutch Law

Set forth below is a summary of relevant information concerning our share capital and material provisions of our Articles of Association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.

Company’s Shareholders’ Register

Pursuant to Dutch law and the Articles of Association, we must keep our shareholders’ register accurate and up-to-date. The Board keeps our shareholders’ register and records names and addresses of all holders of shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct (vruchtgebruik) in shares belonging to another or a pledge (pandrecht) in respect of such shares. Any ordinary shares to be issued pursuant to this prospectus will be held through DTC, therefore DTC or its nominee will be recorded in the shareholders’ register as the holder of the ordinary shares.

Our ordinary shares and preferred shares, if any, shall be in registered form (op naam). We may issue share certificates (aandeelbewijzen) for registered shares in such form as may be approved by our Board.

Corporate Objectives

Pursuant to the Articles of Association, our corporate objectives are:

•	to discover, develop and commercialize treatments, including for hereditary angioedema;

•

to engage, in any way whatsoever, in trading activities (retail and wholesale), the import, export, purchase, sale and distribution of products, including, but not limited to, pharmaceutical products, and other related (raw material) products and to render operational and supporting services to its group companies in connection herewith;

•	to incorporate, participate in, finance or hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;

•	to acquire, to manage, to invest, to exploit, to encumber and to dispose of assets and liabilities;

•

to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties; and

•	to do anything which, in the widest sense, is connected with or may be conducive to the objects described above.

Limitations on the Rights to Own Ordinary Shares

Our ordinary shares may be issued to individuals, corporations, trusts, estates of deceased individuals, partnerships and unincorporated associations of persons. Our Articles of Association contain no limitation on the rights to own our ordinary shares and no limitation on the rights of nonresidents of the Netherlands or foreign shareholders to hold or exercise voting rights. Our preferred shares shall only be issued to the protective foundation, if and when incorporated.

Limitation on Liability and Indemnification Matters

Under Dutch law, directors may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to the Company and to third parties for infringement of the Articles of Association or of certain provisions of Dutch law. In certain circumstances, they may also incur other specific civil and criminal liabilities. Subject to certain exceptions, our Articles of Association provide for indemnification of our current and former directors (and other current and former officers and employees as designated by our Board). No indemnification shall be given to an indemnified person:

•

if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);

•

to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

•

in relation to proceedings brought by such indemnified person against the Company, except for proceedings brought to enforce indemnification to which he is entitled pursuant to our Articles of Association, pursuant to an agreement between such indemnified person and the Company which has been approved by the Board or pursuant to insurance taken out by the Company for the benefit of such indemnified person; or

•	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without the Company’s prior consent.

Under our Articles of Association, our Board may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.

Shareholders’ Meetings and Consents

General Meeting

General meetings must be held in the Netherlands, in any of the locations specified in our articles of association. The annual general meeting must be held within six months of the end of each financial year. Additional extraordinary general meetings may also be held, whenever considered appropriate by the Board and shall be held within three months after our Board has considered it to be likely that our shareholders’ equity (eigen vermogen) has decreased to an amount equal to or lower than half of our paid-in and called-up share capital, in order to discuss the measures to be taken if so required.

Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law who jointly represent at least one-tenth of our issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If our Board has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, proponent(s) may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting. The court shall disallow the application if it does not appear that the proponent(s) has/have previously requested our Board to convene a general meeting and our Board has not taken the necessary steps so that the general meeting could be held within six weeks after the request. The application shall also be disallowed if the proponent(s) has/have not demonstrated to have a reasonable interest in the convening of the general meeting.

General meetings must be convened by an announcement published in a Dutch daily newspaper with national distribution. The notice must state the agenda, the time and place of the meeting, the record date (if any), the procedure for participating in the general meeting by proxy, as well as other information as required by Dutch law. The notice must be given at least 15 calendar days prior to the day of the meeting. The agenda for the annual general meeting shall include, among other things, the adoption of our statutory annual accounts, appropriation of our profits and proposals relating to the composition of the Board, including the filling of any vacancies in the Board. In addition, the agenda shall include such items as have been included therein by the Board. The agenda shall also include such items requested by one or more shareholders or others with meeting rights under Dutch law representing at least 3% of our issued share capital. These requests must be made in writing or by electronic means and received by the Board at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.

In accordance with the Dutch Corporate Governance Code, shareholders who have the right to put an item on the agenda for our general meeting or to request the convening of a general meeting shall not exercise such rights until after they have consulted our Board. If exercising such rights may result in a change in our strategy (for example, through the dismissal of one or more of our directors), our Board must be given the opportunity to invoke a reasonable period of up to 180 days to respond to the shareholders’ intentions. If invoked, our Board must use such response period for further deliberation and constructive consultation, in any event with the shareholder(s) concerned and exploring alternatives. At the end of the response time, our board of directors shall report on this consultation and the exploration of alternatives to our general meeting. The response period may be invoked only once for any given general meeting and shall not apply (i) in respect of a matter for which a response period has been previously invoked or (ii) if a shareholder holds at least 75% of our issued share capital as a consequence of a successful public bid.

Moreover, our Board can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more directors (or to amend any provision in our articles of association dealing with those matters) or when a public offer for our company is made or announced without our support, provided, in each case, that our Board believes that such proposal or offer materially conflicts with the interests of our company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint directors (or amend the provisions in our articles of association dealing with those matters) except at the proposal of our board of directors.

The general meeting is presided over by the chairperson of the Board. If no chairperson has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by the vice-chairperson. If no vice-chairperson has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another person designated in accordance with our articles of association.. Our directors may always attend a general meeting. In these meetings, they have an advisory vote. The chairperson of the meeting may decide at his or her discretion to admit other persons to the meeting.

All shareholders and others with meeting rights under Dutch law are authorized to attend the general meeting, to address the meeting and, in so far as they have such right, to vote pro rata to his or her shareholding. Shareholders may exercise these rights, if they are the holders of shares on the record date, if any, as required by Dutch law, which is currently the 28th day before the day of the general meeting. Under our Articles of Association, shareholders and others with meeting rights under Dutch law must notify us in writing or by electronic means of their identity and intention to attend the general meeting. This notice must be received by us ultimately on the seventh day prior to the general meeting, unless indicated otherwise when such meeting is convened.

Quorum and Voting Requirements

Each ordinary share and each preferred share, if any are outstanding, confers the right on the holder to cast one vote at the general meeting. Shareholders may vote by proxy. No votes may be cast at a general meeting on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depository receipts. Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht). Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting.

Decisions of the general meeting are taken by a simple majority of votes cast, except where Dutch law or our Articles of Association provide for a qualified majority or unanimity.

Directors

Appointment of Directors

Under our Articles of Association, the directors are appointed by the general meeting upon binding nomination by our Board, on a recommendation of our nomination and corporate governance committee. However, the general meeting may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting overrules the binding nomination, the Board shall make a new nomination.

At a general meeting, a resolution to appoint a director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting or in the explanatory notes thereto. Upon the appointment of a person as a director, the general meeting shall determine whether that person is appointed as executive director or as non-executive director.

Duties and Liabilities of Directors

Under Dutch law, our Board is charged with the management of the Company, which includes setting the Company’s policies and strategy, subject to the restrictions contained in our Articles of Association. The executive directors manage our day-to-day business and operations and implement our strategy. The non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all of our directors, and our general state of affairs. Our directors may divide their tasks among themselves in or pursuant to internal rules. Each director has a statutory duty to act in the corporate interest of the Company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the Company also applies in the event of a proposed sale or break-up of the Company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Any resolution of the Board regarding a material change in our identity or character requires approval of the general meeting.

Our Board is entitled to represent our Company. The power to represent our Company also vests in our chief executive officer, as well in any two executive director acting jointly.

Dividends and Other Distributions

Amount Available for Distribution

Under Dutch law, we may only pay dividends and other distributions from our reserves to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of our paid-in and called-up share capital plus the reserves we must maintain under Dutch law or our Articles of Association and (if it concerns a distribution of profits) after adoption of our statutory annual accounts by our general meeting from which it appears that such dividend distribution is allowed.

Under our articles of association, if any preferred shares are or have been outstanding, a dividend is first paid out of our profits, if available for distribution, to the holders or former holders, as applicable, of those preferred shares to the extent they are entitled to such distribution under our Articles of Association, which we refer to as our preferred dividend. Thereafter, our Board may decide that all or part of the remaining profits shown in our adopted statutory annual accounts will be added to our reserves. After reservation of any such profits, any remaining profits will be at the disposal of the general meeting at the proposal of our Board for distribution on our ordinary shares, subject to applicable restrictions of Dutch law. Our Board is permitted, subject to certain requirements and applicable restrictions of Dutch law, to declare interim dividends without the approval of our general meeting. Dividends and other distributions shall be made payable no later than a date determined by us. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

Exchange Controls

Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations, applicable anti-money-laundering regulations and similar rules and provided that, under certain circumstances, payments of such dividends or other distributions must be reported to the Dutch Central Bank at their request for statistical purposes. There are no special restrictions in our Articles of Association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.

Squeeze-out Procedures

A shareholder who holds at least 95% of our issued share capital for his or her own account, alone or together with group companies, may initiate proceedings against the other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber, and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

Dissolution and Liquidation

Under our Articles of Association, we may be dissolved by a resolution of the general meeting, subject to a proposal of the Board. In the event of a dissolution, the liquidation shall be effected by the Board, unless the general meeting decides otherwise. During liquidation, the provisions of our Articles of Association will remain in force as far as possible. To the extent that any assets remain after payment of all debts, if any preferred shares are or have been outstanding, a liquidation distribution equal to the preferred dividend is first paid out to the holders or former holders of those preferred shares (to the extent they are entitled to such distribution under our Articles of Association). Thereafter, any remaining assets shall be distributed to the holders of ordinary shares in proportion to their ordinary shares.

Dutch Financial Reporting Supervision Act

On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM, supervises the application of financial reporting standards by Dutch companies whose securities are listed on a Dutch or foreign stock exchange.

Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt that our financial reporting meets such standards and (ii) recommend to us the making available of further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare or restate our financial reports in accordance with the Enterprise Chamber’s orders.

COMPARISON OF DUTCH LAW AND OUR ARTICLES OF ASSOCIATION AND

U.S. CORPORATE LAW

The following comparison between Dutch corporate law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. Although we believe this summary is materially accurate, the summary is subject to Dutch law, including Book 2 of the Dutch Civil Code and the DCGC and Delaware corporation law, including the Delaware General Corporation Law.

Dutch Corporate Governance Code

As a listed Dutch public company with limited liability (naamloze vennootschap), we are subject to the DCGC. The DCGC contains principles and best practice provisions on corporate governance that regulate relations between the board of directors and the general meeting and matters in respect of financial reporting, auditors, disclosure, compliance and enforcement standards. The DCGC is based on a “comply or explain” principle. Accordingly, companies must disclose in their statutory annual reports whether they comply with the provisions of the DCGC. If a company subject to the DCGC does not comply with those provisions, that company would be required to give the reasons for such non-compliance. We do not comply with all best practice provisions of the DCGC. As of the date of this prospectus, our main deviations from the DCGC are summarized below, but we cannot exclude the possibility of deviating from additional provisions of the DCGC after the date of this prospectus, including in order to follow market practice or governance practices in the United States.

Under our Articles of Association, directors are to be appointed on the basis of a binding nomination prepared by the Board. This means that the nominee will be appointed to the Board, unless the general meeting removes the binding nature of the nomination (in which case a new nomination will be prepared for a subsequent general meeting). Our Articles of Association provide that the general meeting can only pass such resolution by at least a two-thirds majority of the votes cast, representing more than half of the issued share capital. However, the DCGC recommends that the general meeting can pass such a resolution by simple majority, representing no more than one-third of the issued share capital.

Under the Articles of Association, directors can only be dismissed by the general meeting by simple majority, provided that the Board proposes the dismissal. In other cases, the general meeting can only pass such resolution by a two-thirds majority representing more than half of the issued share capital. The DCGC recommends that the general meeting can pass a resolution to dismiss a director by simple majority, representing no more than one-third of the issued share capital.

The DCGC recommends against providing equity awards as part of the compensation of a non-executive director. However, consistent with U.S. market practice, we have granted equity awards to our non-executive directors.

Our Plan allows us to set the terms and conditions of equity awards granted thereunder. Under the Plan, we may grant ordinary shares that are not subject to a lock-up period of at least five years after the date of grant, and we may grant options without restricting the exercisability of those options during the first three years after the date of grant. In those cases, this would cause additional deviations from the DCGC.

Corporate Governance

Duties of directors

The Netherlands. We have a one-tier board structure consisting of a board of directors comprising executive and non-executive directors..

Under Dutch law, our Board is charged with the management of the company, which includes setting the company’s policies and strategy, subject to the restrictions contained in our Articles of Association. Our executive directors manage our day-to-day business and operations and implement our strategy. Our non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all of our directors and our general state of affairs. Our directors may divide their tasks among themselves in or pursuant to internal rules. Each directors has a statutory duty to act in the corporate interest of our company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of our company also applies in the event of a proposed sale or break-up of our company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed.

Our Board is entitled to represent our company. The power to represent our company also vests in our chief executive officer, as well as in any other two executive directors acting jointly.

Any resolution of our Board regarding a material change in our identity or character requires approval of the general meeting. The absence of the approval of the general meeting shall result in the relevant resolution being null and void but shall not affect the powers of representation of the Board or of the executive directors.

Delaware. The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner that the director reasonably believes to be in the best interests of the stockholders. Under certain circumstances (such as defensive actions in response to a change of control), Delaware courts may also impose more rigorous standards of conduct upon directors of a Delaware corporation.

Director terms

The Netherlands. The DCGC provides the following best practice recommendations on the terms for tenure of our directors:

•	executive directors should be appointed for a maximum period of four years, without limiting the number of consecutive terms they may serve; and

•

non-executive directors should be appointed for two consecutive periods of no more than four years. Thereafter, non-executive directors may be reappointed for a maximum of two consecutive periods of no more than two years, provided that the reasons for any reappointment after an eight-year term of office should be disclosed in the Company’s statutory annual report.

The general meeting shall at all times be entitled to suspend or dismiss a director. Under our Articles of Association, the general meeting may only adopt a resolution to suspend or dismiss a director by at least a two-thirds majority of the votes cast, provided that such majority represents more than half of the issued share capital, unless the resolution is passed at the proposal of the board of directors, in which latter case a simple majority of the votes cast is sufficient.. If a director is suspended and the general meeting does not resolve to dismiss him or her within three months from the date of such suspension, the suspension shall lapse.

Delaware. The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.

Director vacancies

The Netherlands. Our Board can temporarily fill vacancies in its midst caused by temporary absence or incapacity of directors without requiring a shareholder vote. If all of our directors are absent or incapacitated, our management shall be attributed to the person who most recently ceased to hold office as the chairperson of our Board, provided that if such former chairperson is unwilling or unable to accept that position, our management shall be attributed to the person who most recently ceased to hold office as our chief executive officer. If such former chief executive officer would also be unwilling or unable to accept that position, our management shall be attributed to one or more persons whom the general meeting has designated for that purpose. The person(s) charged with our management in this manner may designate one or more persons to be charged with our management instead of, or together with, such person(s).

Under Dutch law, directors are appointed and re-appointed by the general meeting. Under our Articles of Association, directors are appointed by the general meeting upon the binding nomination by our Board. However, the general meeting may at all times overrule a binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting overrules a binding nomination, the Board shall make a new nomination.

Delaware. The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-interest transactions

The Netherlands. Under Dutch law and our Articles of Association, our directors shall not take part in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a direct or indirect personal conflict of interest with us. Such a conflict of interest would generally arise if the director concerned is unable to serve our interests and the business connected with it with the required level of integrity and objectivity due to the existence of the conflicting personal interest. Our Articles of Association provide that if as a result of conflicts of interests no resolution of the Board can be adopted, the resolution may nonetheless be adopted by the Board as if none of the directors had a conflict of interest. In that latter case, each director is entitled to participate in the discussion and decision-making process and to cast a vote.

The DCGC provides the following best practice recommendations in relation to conflicts of interests in respect of directors:

•

a director should report any potential conflict of interest in a transaction that is of material significance to the Company and/or to such director to the other directors without delay, providing all relevant information in relation to the conflict;

•	the board of directors should decide, outside the presence of the director concerned, whether there is a conflict of interest;

•	transactions in which there is a conflict of interest with a director should be agreed on arms’ length terms; and

•

a decision to enter into such a transaction in which there is a conflict of interest with a director that is of material significance to the Company and/or to such director shall require the approval of the board of directors, and such transactions should be disclosed in the Company’s annual board report.

Delaware. Under the Delaware General Corporation Law transactions involving a Delaware corporation and an interested director of that corporation would not be voidable if:

•

the material facts as to the director’s relationship or interest are disclosed or known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors;

•

the material facts are disclosed or known as to the director’s relationship or interest and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon; or

•	the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy voting by directors

The Netherlands. An absent director may issue a proxy for a specific board meeting but only to another director in writing or by electronic means.

Delaware. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Shareholder rights

Voting rights

The Netherlands. In accordance with Dutch law and our Articles of Association, each issued ordinary share and each issued preferred share, if any are outstanding, confers the right to cast one vote at the general meeting. No votes may be cast at a general meeting on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depository receipts. Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht). Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting.

For each general meeting, the Board may determine that a record date will be applied in order to establish which shareholders are entitled to attend and vote at the general meeting. Such record date shall be the 28th day prior to the day of the general meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting which must be published in a Dutch daily newspaper with national distribution at least 15 calendar days prior to the meeting (and such notice may therefore be published after the record date for such meeting). Under our Articles of Association, shareholders and others with meeting rights under Dutch law must notify us in writing or by electronic means of their identity and intention to attend the general meeting. This notice must be received by us ultimately on the seventh day prior to the general meeting, unless indicated otherwise when such meeting is convened.

Delaware. Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder proposals

The Netherlands. Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law who jointly represent at least one-tenth of our issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If we have not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the proponent(s) may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting. The court shall disallow the application if it does not appear that the proponent(s) has/have previously requested our Board to convene a general meeting and our Board has not taken the necessary steps so that the general meeting could be held within six weeks after the request. The application shall also be disallowed if the proponent(s) has/have not demonstrated to have a reasonable interest in the convening of the general meeting.

The agenda for our general meetings shall also include such items requested by one or more shareholders or others with meeting rights under Dutch law representing at least 3% of our issued share capital. These requests must be made in writing or by electronic means and received by us at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.

In accordance with the Dutch Corporate Governance Code, or DCGC, shareholders who have the right to put an item on the agenda for our general meeting or to request the convening of a general meeting shall not exercise such rights until after they have consulted our board of directors. If exercising such rights may result in a change in our strategy (for example, through the dismissal of one or more of our directors), our Board must be given the opportunity to invoke a reasonable period of up to 180 days to respond to the shareholders’ intentions. If invoked, our Board must use such response period for further deliberation and constructive consultation, in any event with the shareholder(s) concerned and exploring alternatives. At the end of the response time, our Board shall report on this consultation and the exploration of alternatives to our general meeting. The response period may be invoked only once for any given general meeting and shall not apply (i) in respect of a matter for which a response period has been previously invoked or (ii) if a shareholder holds at least 75% of our issued share capital as a consequence of a successful public bid.

Moreover, our Board can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more directors (or to amend any provision in our articles of association dealing with those matters) or when a public offer for our company is made or announced without our support, provided, in each case, that our board of directors believes that such proposal or offer materially conflicts with the interests of our company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint directors (or amend the provisions in our articles of association dealing with those matters) except at the proposal of our Board. During a cooling-off period, our Board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our Board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

•

our Board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our company and its business;

•	our Board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

•

other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

Delaware. Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. Delaware law provides that stockholders have the right to put any proposal before the annual meeting of stockholders, so long as it complies with the notice provisions in the corporation’s governing documents. In addition, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who satisfies certain specified criteria with respect to the amount and length of ownership of the corporation’s securities, such stockholder may be eligible to have its proposal included in the corporation’s proxy statement for consideration by all of the corporation’s shareholders.

Action by written consent

The Netherlands. Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided that (i) the Articles of Association allow such action by written consent, (ii) the Company has not issued bearer shares or, with its cooperation, depository receipts for shares in its capital, and (iii) the resolution is adopted unanimously by all shareholders that are entitled to vote. Although our Articles of Association allow for shareholders’ resolutions to be adopted in writing, the requirement of unanimity renders the adoption of shareholder resolutions without holding a meeting not feasible for us as a publicly traded Company.

Delaware. Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal rights

The Netherlands. Subject to certain exceptions, Dutch law does not recognize the concept of appraisal or dissenters’ rights. However, Dutch law does provide for squeeze-out procedures as described under “—Dividends and Other Distributions—Squeeze-out procedures.” Also, Dutch law provides for cash exit rights in certain situations for dissenting shareholders of a company organized under Dutch law entering into certain types of mergers. In those situations, a dissenting shareholder may file a claim with the Dutch company for compensation. Such compensation shall then be determined by one or more independent experts. The shares of such shareholder that are subject to such claim will cease to exist as of the moment of entry into effect of the merger.

Delaware. The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Shareholder suits

The Netherlands. In the event a third-party is liable to a Dutch company, only the Company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the Company. Only in the event that the cause for the liability of a third-party to the Company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third-party in its own name. Dutch law provides for the possibility to initiate such actions collectively, in which a foundation or an association can act as a class representative and has standing to commence proceedings and claim damages if certain criteria are met. The court will first determine if those criteria are met. If so, the case will go forward as a class action on the merits after a period allowing class members to opt out from the case has lapsed. All members of the class who are residents of the Netherlands and who did not opt-out will be bound to the outcome of the case. Residents of other countries must actively opt in in order to be able to benefit from the class action. The defendant is not required to file defenses on the merits prior to the merits phase having commenced. It is possible for the parties to reach a settlement during the merits phase. Such a settlement can be approved by the court, which approval will then bind the members of the class, subject to a second opt-out. This new regime applies to claims brought after January 1, 2020 and which relate to certain events that occurred prior to that date. For other matters, the old Dutch class actions regime will apply. Under the old regime, no monetary damages can be sought. Also, a judgment rendered under the old regime will not always bind all individual class members. Even though Dutch law does not provide for derivative suits, our directors and officers can still be subject to liability under U.S. securities laws.

Our Articles of Association provide that the sole and exclusive forum for any complaint asserting a cause of action arising under the U.S. Securities Act of 1933, as amended, to the fullest extent permitted by applicable law, shall be the U.S. federal district courts.

Delaware. Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of shares

The Netherlands. Under Dutch law, when issuing shares, a public company such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, subject to certain restrictions of Dutch law and its Articles of Association, acquire shares in its own capital. A listed public company such as ours may acquire fully paid shares in its own capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and its Articles of Association, such company may repurchase fully paid shares in its own capital if (i) the company’s shareholders’ equity (eigen vermogen) less the payment required to make the acquisition does not fall below the sum of paid-in and called-up share capital plus any reserves required by Dutch law or its Articles of Association and (ii) the aggregate nominal value of shares of the company which the company acquires, holds or on which the company holds a pledge (pandrecht) or which are held by a subsidiary of the company, would not exceed 50% of its then-current issued share capital. Such company may only acquire its own shares if its general meeting has granted the board of directors the authority to effect such acquisitions.

An acquisition by us of shares in our capital for a consideration must be authorized by our general meeting. Such authorization may be granted for a maximum period of 18 months and must specify the number of shares that may be acquired, the manner in which shares may be acquired and the price limits within which ordinary shares may be acquired. The actual acquisition may only be effected pursuant to a resolution of our Board. On February 1, 2021, our general meeting adopted a resolution pursuant to which our Board is authorized, for a period of 18 months following February 9, 2021, to cause the repurchase of ordinary shares (or depositary receipts for ordinary shares) by us of up to 10% of our issued share capital, for a price per share not exceeding

110% of the average market price of our ordinary shares on Nasdaq (such average market price being the average of the closing prices on each of the five consecutive trading days preceding the date the acquisition is agreed upon by us). These shares may be used to deliver shares underlying awards granted pursuant to our equity-based compensation plans. No authorization of the general meeting is required if fully paid ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan.

Delaware. Under the Delaware General Corporation Law, a corporation may generally purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets to a preference over another class or series of its stock, or if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-Takeover Provisions

The Netherlands. Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. In this respect, certain provisions of our articles of association may make it more difficult for a third-party to acquire control of us or effect a change in the composition of our Board. These include:

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the authorization of a class of preferred shares that may be issued to a protective foundation pursuant to a call option to that effect and in such a manner as to dilute the interest of any potential acquirer or shareholder activist;

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a provision that our directors may only be dismissed at the general meeting by a two-thirds majority of votes cast representing more than half of our issued share capital, unless the dismissal is proposed by our Board in which latter case a simple majority of the votes cast would be sufficient ;

•

a provision that our directors being appointed on the basis of a binding nomination prepared by our Board, which can only be overruled by the general meeting by a resolution adopted by a two-thirds majority of the votes cast representing more than half of the issued share capital (in which case the Board shall make a new nomination);

•	a provision which allows the former chairperson of our Board or our former chief executive officer to be charged with our management if all of our directors are absent or incapacitated; and

•	a requirement that certain matters, including an amendment of our Articles of Association, may only be resolved upon by our general meeting if proposed by our Board.

Dutch law also allows for staggered multi-year terms of our directors, as a result of which only part of our directors may be subject to appointment or re-appointment in any given year.

Furthermore, our board of directors may, under certain circumstances invoke a reasonable period of up to 180 days to respond to certain shareholder proposals or a statutory cooling-off period of up to 250 days to respond to certain shareholder proposals or a hostile bid. See above under “Shareholder Proposals.”

Delaware. In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains provisions that protect Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions with an “interested stockholder” (which could include a shareholder that beneficially owns 15% or more of a corporation’s voting stock) for a period of three years following the time that such person becomes an interested stockholder, unless:

•	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

•

after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the Company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. In most cases, such an amendment is not effective until 12 months following its adoption.

Inspection of Books and Records

The Netherlands. The Board must provide the general meeting all information that it requires, unless this would be contrary to an overriding interest of our Company. If the Board invokes such an overriding interest, it must give reasons.

Delaware. Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business.

Dismissal of Directors

The Netherlands. Under our articles of association, our directors can only be dismissed by the general meeting by simple majority, provided that our board of directors proposes the dismissal. In other cases, the general meeting can only pass such resolution by a two-thirds majority representing more than half of the issued share capital. The DCGC recommends that the general meeting can pass a resolution to dismiss a director by simple majority, representing no more than one-third of the issued share capital.

Under our Articles of Association, our directors can only be dismissed by the general meeting by simple majority, provided that our board of directors proposes the dismissal. In other cases, the general meeting can only pass such by a two-thirds majority representing more than half of the issued share capital. The DCGC recommends that the general meeting can pass a resolution to dismiss a director by simple majority, representing no more than one-third of the issued share capital.

Delaware. Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Issuance of Shares

The Netherlands. Under Dutch law, a company’s general meeting is the corporate body authorized to resolve on the issuance of shares and the granting of rights to subscribe for shares. The general meeting can delegate such authority to another corporate body of the company for a period not exceeding five years; this authorization may only be extended from time to time for a maximum period of five years.

On February 1, 2021, our general meeting adopted a resolution pursuant to which our Board is authorized, for a period of five years following February 5, 2021, to issue shares or grant rights to subscribe for shares up to our authorized share capital from time to time. We may not subscribe for our own shares on issue.

Delaware. The issuance of shares requires the board of directors to adopt a resolution or resolutions, authorizing the issuance, pursuant to authority expressly vested in the board of directors by the provisions of the Company’s certificate of incorporation.

Pre-emption Rights

The Netherlands. Under Dutch law, in the event of an issuance of ordinary shares, each shareholder will have a pro rata pre-emption right in proportion to the aggregate nominal value of the ordinary shares held by such holder (except in the case of an issue of ordinary shares to employees, or against a contribution other than in cash or pursuant to the exercise of a previously acquired right to subscribe for shares). Under our Articles of Association, the pre-emption rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting upon proposal of the board of directors. Our preferred shares carry no pre-emption rights.

Another corporate body may restrict or exclude the pre-emption rights in respect of newly issued ordinary shares if it has been designated as the authorized body to do so by the general meeting. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting to restrict or exclude the pre-emption rights or to designate another corporate body as the authorized body to do so requires a majority of not less than two-thirds of the votes cast, if less than one-half of our issued share capital is represented at the meeting.

On February 1, 2021, our general meeting authorized our Board, for a period of five years following February 5, 2021 to limit or exclude pre-emption rights in relation to an issuance of shares or a grant of rights to subscribe for shares that the Board is authorized to resolve upon.

Delaware. Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

The Netherlands. Under Dutch law, we may only pay dividends and other distributions from our reserves to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of our paid-in and called-up share capital plus the reserves we must maintain under Dutch law or our Articles of Association and (if it concerns a distribution of profits) after adoption of our statutory annual accounts by our general meeting from which it appears that such dividend distribution is allowed. Subject to those restrictions, any future determination to pay dividends or other distributions from our reserves will be at the discretion of our Board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors we deem relevant.

Under our Articles of Association, if any preferred shares are or have been outstanding, a dividend is first paid out of our profits, if available for distribution, to the holders or former holders, as applicable, of those preferred shares to the extent they are entitled to such distribution under our articles of association, which we refer to as our preferred dividend. Thereafter, our Board may decide that all or part of the remaining profits shown in our adopted statutory annual accounts will be added to our reserves. After reservation of any such profits, any remaining profits will be at the disposal of the general meeting at the proposal of our Board for distribution on our ordinary shares, subject to applicable restrictions of Dutch law. Our Board of directors is permitted, subject to certain requirements and applicable restrictions of Dutch law, to declare interim dividends without the approval of our general meeting. Dividends and other distributions shall be made payable no later than a date determined by us. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

Delaware. Under the Delaware General Corporation Law, subject to any restrictions contained in the corporation’s certificate of incorporation, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Dividends may be paid in the form of shares of the corporation’s capital stock, property or cash.

Shareholder Vote on Certain Reorganizations

The Netherlands. Under Dutch law, the general meeting must approve resolutions of the board of directors relating to a significant change in the identity or the character of the Company or the business of the Company, which includes:

•	a transfer of the business or virtually the entire business to a third-party;

•

the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

•

the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one-third of the amount of its assets according to its balance sheet and explanatory notes or, if the company prepares a consolidated balance sheet, according to its consolidated balance sheet and explanatory notes in the last adopted annual accounts of the company.

The absence of such approval shall result in the relevant resolution being null and void but shall not affect the powers or representation of the Board.

Delaware. Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger, and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Remuneration of Directors

The Netherlands. Dutch law does not provide for limitations with respect to the aggregate annual compensation paid to our directors, provided that such compensation is consistent with our compensation policy. Our compensation policy has been adopted by the general meeting with effect from February 5, 2021. Changes to the compensation policy will require a vote of our general meeting by simple majority of the votes cast. The Board determines the remuneration of individual directors with due observance of the compensation policy. A proposal with respect to remuneration schemes in the form of shares or rights to shares in which directors may participate is subject to approval by our general meeting by simple majority of votes cast. Such a proposal must set out at least the maximum number of shares or rights to subscribe for shares to be granted to our directors and the criteria for granting or amendment.

Delaware. Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law, as well as exchange requirements.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

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if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the date or dates on which the principal of the debt securities may be payable;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;

•

the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;

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our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

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our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;

•	whether the debt securities will be issued in the form of global securities;

•	provisions, if any, for the defeasance of the debt securities;

•	any material U.S. federal income tax consequences; and

•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

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subject to Dutch law, any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

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(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

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the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3)

default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;

•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•	the rights of holders of the debt securities to receive payments of principal and interest;

•	the rights, obligations and immunities of the trustee; and

•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

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all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations; or

•	a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

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we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;

•

if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, ordinary shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, ordinary shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. A purchase by us or any of our subsidiaries of ordinary shares pursuant to any such purchase contract shall be subject to certain restrictions under Dutch law that generally apply to a repurchase of shares. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more ordinary shares, debt securities, warrants, purchase contracts or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the ordinary shares, debt securities, warrants and/ or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Pharvaris N.V., its affiliates, the trustees, the warrant agents, the unit agents or any other agent of Pharvaris N.V., agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on commercially reasonable efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on The Nasdaq Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2020 filed on April 29, 2021;

•

Our Forms 6-K filed on May 12, 2021, May  26, 2021 (other than exhibit 99.1), July  1, 2021, July  30, 2021 (other than exhibit 99.1), November  10, 2021 (other than exhibit 99.1), December  7, 2021, December 22, 2021 and January 10, 2022; and

•

The description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on February  4, 2021, as updated by the description of our ordinary shares filed as Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2020.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing at J.H. Oortweg 21, 2333 CH Leiden, The Netherlands or via telephone at +31 (0)71 203 6410.

ENFORCEMENT OF JUDGMENTS

The ability of shareholders in certain countries other than the Netherlands, in particular in the United States, to bring an action against us may be limited under Dutch law. We are incorporated under the laws of the Netherlands and have our statutory seat (statutaire zetel) in Leiden, the Netherlands.

The majority of the members of the Board are resident of countries other than the United States. All or a substantial proportion of the assets of these individuals are located outside the United States. Our assets are predominantly located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons, or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

There is currently no treaty between the United States and the Netherlands for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the Netherlands unless the underlying claim is relitigated before a Dutch court of competent jurisdiction. Under current practice, however, a Dutch court will generally, subject to compliance with certain procedural requirements, grant the same judgment without a review of the merits of the underlying claim if such judgment (i) is a final judgment and has been rendered by a court, which has established its jurisdiction vis-à-vis the relevant Dutch companies or Dutch company, as the case may be, on the basis of internationally accepted grounds of jurisdiction, (ii) has not been rendered in violation of principles of proper procedure (behoorlijke rechtspleging), (iii) is not contrary to the public policy of the Netherlands, and (iv) is not incompatible with (a) a prior judgment of a Dutch court rendered in a dispute between the same parties or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognized in the Netherlands and except to the extent that the foreign judgment contravenes Dutch public policy (openbare orde). Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount To Be Paid
Securities and Exchange Commission Registration Fee		$32,445
FINRA filing fee		53,000
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*	To be provided by a prospectus supplement or a Report on Form 6–K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the ordinary shares and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. Certain matters of U.S. federal and New York State law will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$75,000,000

Ordinary Shares

Prospectus Supplement

SVB Leerink

March 15, 2022